SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 2, 2004

                              SYSCAN IMAGING, INC.
                (Formerly known as BankEngine Technologies, Inc.)
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     000-27773
    ------------------------                     ------------------------
    (State of Incorporation)                     (Commission File Number)


                                   59-3134518
                        ---------------------------------
                        (IRS Employer Identification No.)


                         1754 TECHNOLOGY DR., SUITE 129
                           SAN JOSE, CALIFORNIA 95110
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (408) 436-9888
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         On April 2, 2004, the Company completed its acquisition of all of the issued and outstanding capital stock of Syscan, Inc., pursuant to a Share Exchange Agreement ("Agreement") dated March 29, 2004. Pursuant to the Agreement the sole shareholder of Syscan, Inc., Syscan Imaging Limited, received 18,773,514 post reverse split shares of the Company's common stock in exchange for all of the issued and outstanding capital stock of Syscan, Inc. In connection with the issuance of the Company's common stock to Syscan Imaging Limited, Syscan Imaging Limited beneficially owns 81.2% of the issued and outstanding voting securities of the Company.

         Additionally, pursuant to the Agreement, the following persons were appointed to the Company's board of directors: Darwin Hu, Wai Cheung, Peter Mor and Lawrence Liang. Michael Xirinachs resigned as Chairman as Chief Executive Officer, however, Mr. Xirinachs remains a director of the Company. On April 2, 2004, the Board of Directors of the Company appointed Darwin Hu as the Company's President and Chief Executive Officer, Stephen Yim as the Company's Chief Financial Officer and William Hawkins as the Company's Chief Operating Officer and Secretary.

EXECUTIVE OFFICERS AND DIRECTORS

DARWIN HU, was appointed as the Chairman, Chief Executive Officer and President of Syscan Imaging, Inc. on April 2, 2004 in connection with the acquisition of Syscan, Inc. Mr. Hu his also the President and Chief Executive Officer of Syscan, Inc., the Company's wholly-owned subsidiary. Mr. Hu has over 21 years of experience in high-tech business and management related to color graphic imaging input scanning, display output and imaging communication products development, manufacturing and sales and marketing. Before joining Syscan in April 1998, Mr. Hu held senior management positions at Microtek, Xerox, OKI, AVR, DEST, Olivetti and Grundig. Mr. Hu holds a bachelor's degree in Engineering Science from National Cheng-Kung University, Taiwan, and a master's degree in Computer Science and Engineering from California State University, Chico, USA.

STEPHEN YIM, was appointed as the Chief Financial Officer of the Company on April 2, 2004 in connection with the acquisition of Syscan, Inc. Mr. Yim has been the Chief Financial Officer of Syscan, Inc. since March 2004. Mr. Yim has over 20 years of experience in Venture Capital Investment, Investment Banking and Corporate Banking, specializing in Hi-Technology industry both in US and Asia. Prior to joining the Company, Mr. Yim held senior management positions at WI Harper Group, CDIB Venture Investments, Blue Stone Capital Partners, L.P., Silicon Valley Bank and Citibank. Mr. Yim holds a bachelor's degree in finance from University of Hawaii.

WILLIAM HAWKINS, was appointed as the Chief Operating Officer and Secretary of the Company on April 2, 2004 in connection with the Company's acquisition of Syscan, Inc. Mr. Hawkins has held various management positions at Syscan, Inc., the Company's wholly-owned subsidiary, since 1999. Prior thereto, Mr. Hawkins' product focus has been primarily in the imaging systems and computer peripheral markets, including senior positions with General Electric (UK), Kaman Aerospace, British Aerospace Engineering, Gaertner Research and Per Scholas. Mr. Hawkins received a bachelor's degree in physics from the University of Maryland in 1978 and a MOT from Johns Hopkins University.

WAI CHEUNG, was appointed as a director of the Company on April 2, 2004 in connection with the acquisition of Syscan, Inc. Mr. Cheung is the Managing Director and Chairman of Syscan Technology Holding Limited, the parent company of the sole shareholder of Syscan, Inc. and a public company listed on the Hong Kong Stock Exchange. Mr. Cheung is responsible for the overall strategic planning for the Syscan Group's business development and focuses primarily on the Group's business in China. Mr. Cheung has over 27 years of extensive business, investment and management experience in the field of electronic and the computer industry in the Peoples Republic of China and the South-East Asia markets including Australia. He joined Syscan Technology Holdings Limited in 1998. He holds a bachelor's degree in Electronics Engineering from China Central Institute of Technology, PRC.

PETER MOR, was appointed as a director of the Company on April 2, 2004 in connection with the acquisition of Syscan, Inc. Mr. Mor has been the Vice President of Engineering of SONY Corp. since 1999, where he is responsible for research and development of SONY's VAIO Notebook and Desktop PCs, accessories and web based network services. Prior thereto, Mr. Mor has extensive experience in engineering, operations and manufacturing, as well as off-shore manufacturing, international outsourcing and procurement and ODM management. Prior to joining SONY Corp., since 1980 Mr. Mor held various senior positions with AMAX Engineering, AVR Technologies, Fujitsu Computer Products of America, XEROX and QUME. Mr. Mor holds a master's degree in Computer Science from the University of Oregon and a bachelor's degree in Electrical Engineering from National Cheng-Kung University, Taiwan.

LAWRENCE LIANG, was appointed as a director of the Company on April 2, 2004 in connection with the acquisition of Syscan, Inc. Since 1980 Mr. Liang has been the President of Genoa Systems Corporation, a graphics company that developed the flicker free and true color technologies in the late 1980's, the President of Telecom Marketing, a marketing consultant for telecommunications infrastructure, and the President of Cwaves Technology, a wireless LAN/WAN company. Mr. Liang has also worked for IBM's Technology Component Division to help develop semiconductor products and RISC CPU Instruction sets. Mr. Liang also spent five years in IBM's Disk Drive division in Silicon Valley where he held various management positions. Mr. Liang holds a master's degree in Applied Mathematics from New York University.

MICHAEL J. XIRINACHS, has been a director of the Company since December 2003 and was previously the Chief Executive Officer from December 2003 through April 2, 2004. From January 2000 to the present Mr. Xirinachs has been the managing member of Emerald Asset Advisors LLC, the general partner of Emerald Capital Partners LP an investment partnership From April 2003 to January 2004, Mr. Xirinachs was a registered representative with Ehrenkrantz King & Nussbaum, an NASD Member Firm. From October 2001 through December 2002, Mr. Xirinachs was a registered representative at Somerset Financial Group, and NASD member firm. From 1998 through October 2001, Mr. Xirinachs was the Chief Operating Officer of Weatherly Securities Corporation, an NASD member firm, as well as a registered representative of Weatherly Securities. Mr. Xirinachs earned his MA, in Applied Psychology and Industrial Psychology, from Fairfield University and his BA, in Psychology and Business, from St. John's University.













                                        3
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of April 15, 2004, the Company's authorized capitalization consisted of 50,000,000 shares of Common Stock, par value $.001 per share. As of April 15, 2004, there were 23,110,510 shares of Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholder.

         The following table sets forth, as of April 15, 2004, the number of shares of Common Stock of the Company owned by (i) each person who is known by the Company to own of record or beneficially five percent (5%) or more of the Company's outstanding shares, (ii) each director of the Company, (iii) each of the executive officers, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                NUMBER OF COMMON SHARES                    PERCENTAGE OF COMMON SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)           BENEFICIALLY OWNED(2)                        BENEFICIALLY OWNED
---------------------------------------         -----------------------                    ---------------------------
Darwin Hu(4)                                                        -0-                              -0-
William Hawkins(4)                                                  -0-                              -0-
Stephen Yim(4)                                                      -0-                              -0-
Wai Cheung(4)                                                       -0-                              -0-
Michael Xirinachs(3)(4)                                       1,733,393                             7.5%
Peter Mor(4)                                                        -0-                              -0-
Lawrence Liang(4)                                                   -0-                              -0-
Syscan Imaging Limited                                       18,773,514                            81.2%
All Directors and Officers as a group
(7 persons)                                                   1,733,393                             7.5%

(1) Unless otherwise indicated, the address of each person listed below is c/o Syscan Imaging, Inc., 1754 Technology Drive, San Jose, CA 95110.

(2) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(3) Includes 50,000 shares of common stock issuable upon the exercise of currently exercisable options.

(4) Does not include shares issuable upon the exercise of options issued pursuant to the company's 2002 stock option plan: Darwin Hu (480,000 options), Stephen Yim (180,000 options), William Hawkins (200,000 options), Wai Cheung (80,000 options), Peter Mor (80,000 options), Lawrence Liang (80,000 options) and Michael Xirinachs (80,000 options).

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 2, 2004, the Company completed its acquisition of all of the outstanding capital stock of Syscan, Inc. pursuant to a share exchange agreement dated March 29, 2004. Pursuant to the acquisition, the Company issued an aggregate of 20,859,459 shares of its common stock to Syscan Imaging Limited and certain consultants to Syscan, Inc. Pursuant to the acquisition, Syscan, Inc. became a wholly-owned subsidiary of the Company and Syscan Imaging Limited became the majority shareholder of the Company. The consideration paid in connection with the acquisition of Syscan, Inc. was determined through negotiations between the Company, its control shareholder Michael Xirinachs and Syscan, Inc. and its officers and board of directors.

         Michael J. Xirinachs, our former Chairman and former Chief Executive Officer and currently a director of the Company, is the managing member of Emerald Asset Advisors LLC ("Emerald"). Emerald entered into a consulting agreement with Syscan, Inc. ("Syscan") in December 2003, pursuant to which Emerald agreed to provide consulting advice to Syscan with respect to identifying and consummating a transaction with a view toward enhancing Syscan's shareholder value. In connection with the transaction between the Company and Syscan, Emerald and its designees received an aggregate of 2,085,945 shares of the total 20,859,459 shares issued to Syscan Imaging Limited. Of such 2,085,945 shares, Michael J. Xirinachs, through a company controlled by him, received an aggregate of 545,317 of such shares.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. To be filed by amendment to this Form 8-K on or before June 16, 2004.

     (b) PRO FORMA FINANCIAL INFORMATION. To be filed by amendment to this Form 8-K on or before June 16, 2004.

     (c) EXHIBITS 99.1- Share Exchange Agreement dated as of March 29, 2004 between BankEngine Technologies, Inc., Michael J. Xirinachs, Syscan, Inc and Syscan Imaging Limited.

ITEM 8.  CHANGE IN FISCAL YEAR.

         On April 16, 2004, the Company's Board of Directors signed a resolution changing the fiscal year end of the Company to December 31 from August 31. No transition period report will be filed in connection with the change in the fiscal year since the Company is adopting the fiscal year end of its wholly-owned subsidiary Syscan, Inc., which comprises all of the Company's operations.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                        SYSCAN IMAGING, INC.

Dated: April 19, 2004                   By: /S/ DARWIN HU
                                            -------------------------------
                                        Name:   Darwin Hu
                                        Title:  Chairman, CEO and President


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